EXHIBIT 99.1

Brian Norris	Sharon Rodger
Investor Relations	Public Relations
MatrixOne, Inc.	MatrixOne, Inc.
978-589-4040	978-589-4066
brian.norris@matrixone.com	sharon.rodger@matrixone.com

MatrixOne Completes Acquisition of Synchronicity

Westford, Mass. — August 4, 2004 — MatrixOne, Inc. (NASDAQ: MONE), a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain™, today announced the completion of its acquisition of Synchronicity Software, a leading provider of electronic design management, team collaboration and intellectual property (IP) reuse solutions for the global electronics industry.

By acquiring Synchronicity, MatrixOne adds compelling new solutions for semiconductor and electronics design management, deepens its already-rich domain expertise in the global electronics market, and broadens its customer base with 120 electronics industry customers across the automotive, aerospace, consumer, machinery, medical device and high-tech industries. MatrixOne is uniquely positioned to provide customers with high-value solutions to enable their global electronic design teams to work together in real time with their development partners, customers and suppliers to reduce design and development costs, leverage design expertise, improve quality and accelerate time to market.

About MatrixOne

MatrixOne, Inc. (NASDAQ: MONE) is a recognized leader in delivering collaborative Product Lifecycle Management (PLM) solutions. We provide flexible solutions that unleash the creative power of global value chains to inspire innovations and speed them to market. MatrixOne’s customers include global leaders in the aerospace and defense, automotive, consumer products, high technology, life sciences, machinery, and the process industries, including Agilent Technologies, General Electric, Honda, Johnson Controls, Philips, Procter & Gamble, Siemens, and Toshiba. MatrixOne (www.matrixone.com) is headquartered in Westford, Massachusetts with locations throughout North America, Europe, and Asia/Pacific.

MatrixOne, the MatrixOne logo and eMatrix are registered trademarks, and “a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain” and Matrix10 are trademarks of MatrixOne, Inc. All other trademarks and service marks are the property of their respective owners.

Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Such statements may relate, among other things, to the acquisition of Synchronicity, the advantages and novelty of any combined MatrixOne and Synchronicity products and solutions, the benefits to and expected results of customers from such combined solutions, the ability of the combined entity to address and satisfy new markets, the ability of the combined entity to address or solve customer requirements and issues, the effects and integration of the Synchronicity acquisition, expected synergies, expected growth of the customer base and market opportunities, our ability to take advantage of market opportunities and our position in the market, our growth prospects, our plans, objectives, and expected financial and operating results, the long-term growth prospects of the PLM market and our position in the market, or the benefits of our products to be realized by our customers. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, or intend. The risks and uncertainties that may affect forward-looking statements include, among others: risks related to integrating the operations of Synchronicity; the inability to achieve expected synergies; growth of the customer base or market opportunities; difficulties providing combined solutions that meet the needs of customers; the effectiveness of our cost reduction programs; our history of losses and our ability to achieve or maintain profitability; the weak worldwide economy; the market may not accept our products; our sales cycle is lengthy and variable; we may be unable to develop new products and services that keep pace with technology; we may be unable to develop and maintain successful relationships with systems integrators and complementary technology vendors; our international operations are subject to additional business risks; future acquisitions may adversely affect our operations and financial results; and increased competition may have an adverse effect on pricing, revenues, gross margins and our customer base. For more about the risks and uncertainties of our business, see our periodic and other S.E.C. filings.